UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 8, 2015

INGREDION INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13397	22-3514823
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois		60154-5749
(Address of Principal Executive Offices)		(Zip Code)

(708) 551-2600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 8, 2015, Ingredion Incorporated, a Delaware corporation (the “Company”), announced that it has agreed to acquire Kerr Concentrates, Inc. (“Kerr”). The Company has entered into a definitive Stock Purchase Agreement (the “Purchase Agreement”), dated as of July 6, 2015, by and among Kerr, an Oregon corporation, the shareholders of Kerr (the “Selling Shareholders”), the Selling Shareholder Representative, the owners of certain real property assets (the “Property Sellers) and the Company, pursuant to which the Company will acquire 100% of the issued and outstanding shares of capital stock of Kerr from the Selling Shareholders and certain real property assets owned by the Property Sellers.

The purchase price under the Purchase Agreement is approximately $100,000,000, subject to customary pre and post-closing adjustments. The Purchase Agreement contains customary representations and warranties and covenants. The closing of the transaction is subject to the satisfaction or waiver of customary closing conditions. Assuming the satisfaction or waiver of all closing conditions, the transaction will close in August of 2015.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Ingredion Incorporated Press Release dated July 8, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2015		INGREDION INCORPORATED

	By:	/s/ Jack C. Fortnum
Name: Jack C. Fortnum
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Ingredion Incorporated Press Release dated July 8, 2015

4